EXHIBIT 23.2


                                 October 31, 2007



To Whom it May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of July 31, 2007 accompanying the audited financial statements of Teen Education Group, Inc., as of June 30, 2007, in the Form SB-2 with the Securities and Exchange Commission, and subsequent amendments, if any, containing said report.



Very truly yours,



/s/ KYLE L. TINGLE, CPA, LLC
____________________________
    Kyle L. Tingle, CPA, LLC